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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cypress Bioscience, Inc. 2000 Equity Incentive Plan of our report dated February 13, 2004, with respect to the financial statements of Cypress Bioscience, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
June 17, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm